UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): March 27, 2012

VALOR GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	333- 171277	80-0546288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Bet Hillel Street, Unit 18, Tel Aviv, Israel		67017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 011-972-54-6419419

FELAFEL CORP.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 27, 2012, the board of directors of Valor Gold Corp. f/k/a Felafel Corp. (the “Company”) approved the amendment and restatement of its bylaws (the “Restated Bylaws”) in order to, among other things, include revised provisions relating to board and stockholder meetings and indemnification of officers and directors.

On March 27, 2012, the board of directors approved an Amended and Restated Certificate of Incorporation (“Restated Charter”) of the Company to authorize (i) the change of the name of the Company to “Valor Gold Corp.” from “Felafel Corp.” and (ii) increase the authorized capital stock of the Company to 250,000,000 shares, consisting of 200,000,000 shares of common stock and 50,000,000 shares of “Blank Check” Preferred Stock.  On March 27, 2012, the Company filed the Restated Charter with the Secretary of State of the State of Delaware. The name change will be effective for the Company’s principal market, the over the counter bulletin board, upon approval by the Financial Industry Regulatory Authority (FINRA) at which time a new trading symbol will also become effective.  In connection with the foregoing, the Company is exploring additional business opportunities.  As a result, its historical business may be discontinued due to the reevaluation of its business, among other reasons.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the complete text of the (i) Amended and Restated Certificate of Incorporation filed as Exhibit 3.1 hereto, and (ii) the Amended and Restated Bylaws filed as Exhibit 3.2 hereto, each of which is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 27, 2012, holders of approximately 67% of the outstanding common stock of the Company voted in favor of the adoption of the Restated Bylaws and Restated Charter, as described in Item 5.03 herein.

Item 8.01	Other Events.

On March 27, 2012, the Company’s board of directors authorized a dividend, whereby an additional 6.5 shares of common stock, par value $0.0001 per share, will be issued on each one share of common stock outstanding to each holder of record on April 9, 2012.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation

3.2	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  April 2, 2012

Valor Gold Corp.

By:	/s/ Idan Karako
Name: Idan Karako
Title: Chief Executive Officer